UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2023

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2023, John Bean Technologies Corporation (the "Company") amended and restated its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to (i) declassify the Board of Directors (the "Board") of the Company such that the Board will be fully declassified by the 2026 annual meeting of stockholders, and (ii) amend and eliminate certain provisions within the Certificate of Incorporation that are no longer of any force and effect (the "Certificate Amendments").

The Certificate Amendments were previously approved by the Board of Directors (the "Board") of the Company, subject to stockholder approval, and approved by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders (the "Annual Meeting"), as further described in Item 5.07 of this Current Report on Form 8-K.

Additionally, the Board amended the Company's Third Amended and Restated By-Laws, as previously amended (the "By-Laws"), which amendments became effective as of May 15, 2023, to reflect corresponding changes to the By-Laws related to the Certificate Amendments (the "By-Law Amendments").

The foregoing description of the Certificate Amendments and the By-Law Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, as amended and restated, and the By-Laws, as amended. Copies of the Certificate of Incorporation, as amended and restated, and the By-Laws, as amended, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 12, 2023, the Company held its Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on five proposals and cast their votes as described below. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2023, and the Supplement on Schedule 14A filed with the SEC on April 10, 2023.

Proposal 1

The Company’s stockholders re-elected three individuals to the Board of Directors for a term of three years each or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Barbara L. Brasier	29,143,717	338,100	5,777	755,693
Brian A. Deck	29,030,966	451,037	5,591	755,693
Polly B. Kawalek	28,594,096	887,026	6,472	755,693

Proposal 2

The Company’s stockholders approved as set forth below a proposal to amend and restate the Company’s Certificate of Incorporation to provide for, among other things, a phased-in declassification of the Company’s Board of Directors, which is more fully described in Item 5.03 of this Current Report on Form 8-K:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,462,893	17,078	7,623	755,693

Proposal 3

The Company’s stockholders approved, on an advisory basis, the Company’s named executive officer compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,120,158	351,079	16,357	755,693

Proposal 4

The Company’s stockholders voted, on an advisory basis, on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers, as follows:

Votes For Every Year	Votes for Every Two Years	Votes for Every Three Years	Abstain
28,670,762	5,408	798,612	12,812

The Board considered the stockholder vote regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers and has adopted the stockholders’ recommendation of an annual advisory vote on the compensation of the Company’s named executive officers until the next stockholder advisory vote on this matter, which will occur no later than the Company’s annual meeting of stockholders in 2029, or until the Board otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders.

Proposal 5

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,168,596	27,314	47,377	-

Item 9.01 Financial Statements and Exhibits.
    (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of John Bean Technologies Corporation, effective May 15, 2023.

3.2	Third Amended and Restated Bylaws of John Bean Technologies Corporation, as amended through May 15, 2023.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: May 18, 2023	By:	/s/ Matthew J. Meister
	Name	Matthew J. Meister
	Title	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)